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Exhibit 4.7

EXECUTION COPY

REGISTRATION RIGHTS AGREEMENT

by and between

HILTON HOTELS CORPORATION

and

PAN GLOBAL PARTNERS

Dated as of May 1, 2002

TABLE OF CONTENTS

1.	CERTAIN DEFINITIONS.			1
2.	DEMAND REGISTRATIONS.			2
	(a	)	Right to Request Registration	2
	(b	)	Number of Demand Registrations	2
	(c	)	Priority on Demand Registrations	2
	(d	)	Restrictions on Demand Registrations	3
	(e	)	Selection of Underwriters	4
	(f	)	Other Registration Rights	4
	(g	)	Effective Period of Demand Registrations	4
3.	PIGGYBACK REGISTRATIONS			4
	(a	)	Right to Piggyback	4
	(b	)	Priority on Primary Registrations	4
	(c	)	Priority on Secondary Registrations	5
	(d	)	Selection of Underwriters	5
4.	SHELF REGISTRATION			5
5.	HOLDBACK AGREEMENTS			5
6.	REGISTRATION PROCEDURES			6
7.	REGISTRATION EXPENSES			9
8.	INDEMNIFICATION			9
9.	PARTICIPATION IN UNDERWRITTEN REGISTRATIONS			11
10.	RULE 144			11
11.	HOLDER TO SELL IN COMPLIANCE WITH LAWS			12
12.	MISCELLANEOUS			12
	(a	)	Notices	12
	(b	)	No Waivers	13
	(c	)	Certificate	13
	(d	)	Expenses	13
	(e	)	Successors and Assigns and Third Party Beneficiaries	13
	(f	)	Governing Law	13
	(g	)	Jurisdiction	13
	(h	)	Waiver of Jury Trial	14
	(i	)	Counterparts; Effectiveness	14
	(j	)	Entire Agreement	14
	(k	)	Captions	14
	(l	)	Severability	14
	(m	)	Amendments	14
	(n	)	Aggregation of Stock	14
	(o	)	Equitable Relief	15
	(p	)	Limitations under Purchase Agreement not to Apply	15

        REGISTRATION RIGHTS AGREEMENT dated as of May 1, 2002, between Hilton Hotels Corporation, a Delaware corporation (the "Company"), and Pan Global Partners, a Hawaii limited partnership (the "Stockholder").

        In consideration of the mutual covenants and agreements herein contained and other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

        1.    Certain Definitions.

        In addition to the terms defined elsewhere in this Agreement, the following terms shall have the following meanings:

        "Affiliate" of any Person means any other Person which directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. The term "control" (including the terms "controlled by" and "under common control with") as used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

        "Agreement" means this Registration Rights Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to this Registration Rights Agreement as the same may be in effect at the time such reference becomes operative.

        "Business Day" means any day on which commercial banks are open for business in New York, New York.

        "Common Stock" means common stock, par value $2.50 per share, of the Company.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Final Date" has the meaning specified in Section 4 hereof.

        "Holder" means any holder of record of Registrable Common Stock and any transferees of such Registrable Common Stock from such Holders, other than holders who acquire such Common Stock pursuant to an effective Registration Statement. For purposes of this Agreement, the Company may deem and treat the registered holder of Registrable Common Stock as the Holder and absolute owner thereof, and the Company shall not be affected by any notice to the contrary.

        "Person" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, incorporated organization, association, corporation, institution, public benefit corporation, government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof) or any other entity.

        "Prospectus" means the prospectus or prospectuses included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Common Stock covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus or prospectuses.

        "Purchase Agreement" means the Partnership Interest Purchase and Sale Agreement and Joint Escrow Instructions, dated as of April 22, 2002, by and among Hilton Waikoloa, LLC, a Delaware limited liability company, Pan Global Partners, a Hawaii limited partnership, Hilton Recreation, Inc., a Delaware corporation and the Company.

        "Registrable Common Stock" means the Common Stock received by the Stockholder pursuant to the Purchase Agreement; provided that a security ceases to be Registrable Common Stock when it is no longer a Transfer Restricted Security.

        "Registration Statement" means any registration statement of the Company which covers any of the Registrable Common Stock pursuant to the provisions of this Agreement, including the related Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all materials incorporated by reference in such Registration Statement.

        "SEC" means the Securities and Exchange Commission.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Transfer Restricted Securities" means the Registrable Common Stock, until (i) the date on which such shares of Registrable Common Stock are effectively registered under the Securities Act and disposed of in accordance with an effective registration statement under the Securities Act or (ii) the date all shares of such Registrable Common Stock may be disposed of in any 90-day period pursuant to Rule 144 (or successor rule) under the Securities Act.

        "Underwritten registration or underwritten offering" means a registration in which securities of the Company are sold to underwriters for reoffering to the public.

        2.    Demand Registrations.

          (a)  Right to Request Registration. At any time after the date hereof and until the Final Date (as defined in Section 4) any Holder or Holders who together hold a majority of the then outstanding Registrable Common Stock ("Initiating Holders") may request registration under the Securities Act of all or part of the Registrable Common Stock by delivering a written notice to the Company specifically requesting a demand registration pursuant to this Section 2 ("Demand Registration"); provided, however, that no Holder shall have the right to request a Demand Registration or have any rights under this Section 2 if such Holder's Registrable Common Stock is included in a Registration Statement filed with the SEC under Section 4 hereof that the Company is diligently seeking to have declared effective by the SEC, and for so long as such Registration Statement is effective.

    Within 10 days after receipt of any such request for Demand Registration, the Company shall give written notice of such request to all other Holders of Registrable Common Stock and shall, subject to the provisions of Section 2(d) hereof, include in such registration all such Registrable Common Stock with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company's notice.

          (b)  Number of Demand Registrations. Subject to the provisions of Section 2(a), the Initiating Holders of Registrable Common Stock shall be entitled to request an aggregate of two (2) Demand Registrations. A registration shall not count as one of the permitted Demand Registrations (i) until it has become effective, (ii) if the Initiating Holder requesting such registration is not able to register and sell at least 50% of the Registrable Common Stock requested by such Initiating Holder to be included in such registration or (iii) in the case of a Demand Registration that would be the last permitted Demand Registration requested hereunder, if the Initiating Holder requesting such registration is not able to register and sell all of the Registrable Common Stock requested to be included by such Initiating Holder in such registration.

          (c)  Priority on Demand Registrations. Except as provided in Section 2(g) hereof, the Company shall not include in any Demand Registration any securities which are not Registrable Common Stock without the written consent of the Holders of a majority of the shares of Registrable Common Stock to be included in such registration, or, if such Demand Registration is an underwritten offering, without the written consent of the managing underwriters. If the managing underwriters of the requested Demand Registration advise the Company in writing that in their opinion the number of shares of Registrable Common Stock proposed to be included in any such registration exceeds the number of securities which can be sold in such offering and/or that the number of shares of Registrable Common Stock proposed to be included in any such registration would adversely affect the price per share of the Company's equity securities to be sold in such offering, the Company shall include in such registration only the number of shares of Registrable Common Stock which in the opinion of such managing underwriters can be sold. If the number of shares which can be sold is less than the number of shares of Registrable Common Stock proposed to be registered, the amount of Registrable Common Stock to be so sold shall be allocated first, to the shares of Registrable Common Stock requested to be registered by the Initiating Holders and then pro rata among the other Holders of Registrable Common Stock desiring to participate in such registration on the basis of the amount of such Registrable Common Stock initially proposed to be registered by such other Holders. If the number of shares which can be sold exceeds the number of shares of Registrable Common Stock proposed to be sold, such excess shall be allocated pro rata among the other holders of securities, if any, desiring to participate in such registration based on the amount of such securities initially requested to be registered by such holders or as such holders may otherwise agree.

          (d)  Restrictions on Demand Registrations. The Company shall not be obligated to effect any Demand Registration within three months after the effective date of a previous Demand Registration or a previous registration under which the Initiating Holders had piggyback rights pursuant to Section 3 hereof wherein the Initiating Holders were permitted to register, and sold, at least 50% of the shares of Registrable Common Stock requested to be included therein. The Company may (i) postpone the filing or the effectiveness of a Registration Statement for a Demand Registration if, after consulting with and based on the advice provided by a special outside counsel to the Company (which counsel shall be experienced in securities law matters), the Company then is unable to comply with its disclosure obligations (because it would otherwise need to disclose material information, and the Company has bona fide business purposes for preserving such information as confidential) or Securities and Exchange Commission requirements in connection with a registration statement or (ii) postpone the filing of a Demand Registration in the event the Company shall be required to prepare audited financial statements as of a date other than its fiscal year end (unless the stockholders requesting such registration agree to pay the expenses of such an audit); provided, however, that in no event shall the Company withdraw a Registration Statement under clause (i) after such Registration Statement has been declared effective; and provided, further, however, that in any of the events described in clause (i) or (ii) above, the Initiating Holders requesting such Demand Registration shall be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration shall not count as one of the permitted Demand Registrations. The Company shall provide written notice to the Initiating Holders requesting such Demand Registration of (x) any postponement or withdrawal of the filing or effectiveness of a Registration Statement pursuant to this Section 2(d), (y) the Company's decision to file or seek effectiveness of such Registration Statement following such withdrawal or postponement and (z) the effectiveness of such Registration Statement. The Company may defer the filing of a particular Registration Statement pursuant to this Section 2(d) only once, and may not postpone the filing or the effectiveness of the Registration Statement for a period longer than ninety (90) days. The Company, as expeditiously as possible and by using its best efforts, will file or resume the effectiveness of the Registration Statement when the circumstances permitting it to postpone the filing or the effectiveness of the Registration Statement no longer exist.

    A Demand Registration withdrawn by the Company at the written request of the requesting Holders shall count as an exercised Demand Registration for the purpose of determining the remaining available Demand Registrations.

          (e)  Selection of Underwriters. If any of the Registrable Common Stock covered by a Demand Registration is to be sold in an underwritten offering, the Initiating Holders shall have the right to select the managing underwriter(s) to administer the offering subject to the approval of the Company, which will not be unreasonably withheld.

          (f)    Other Registration Rights. The Company shall not until the Final Date grant to any Person the right, and does not have any currently effective agreements granting to any Person the right, other than as set forth herein and except to employees of the Company with respect to registrations on Form S-8 (or any successor forms thereto), to request the Company to register any securities of the Company except, in respect of such future grants, such rights as will be not more favorable than or inconsistent with the rights granted to the Holders herein. In the event the Company grants rights which are more favorable, or immediately upon the Company becoming aware that it has granted to other Persons rights which are more favorable, the Company will make such provisions available to the Holders and will enter into any amendments necessary to confer such rights on the Holders.

          (g)  Effective Period of Demand Registrations. After any Demand Registration filed pursuant to this Agreement has become effective, the Company shall use its best efforts to keep such Demand Registration effective for a period equal to 180 days from the date on which the SEC declares such Demand Registration effective (or if such Demand Registration is not effective during any period within such 180 days, such 180-day period shall be extended by the number of days during such period when such Demand Registration is not effective), or such shorter period which shall terminate when all of the Registrable Common Stock covered by such Demand Registration has been sold pursuant to such Demand Registration. If the Company shall withdraw any Demand Registration pursuant to subsection (d) of this Section 2 (a "Withdrawn Demand Registration"), the Initiating Holders of the Registrable Common Stock remaining unsold and originally covered by such Withdrawn Demand Registration shall be entitled to a replacement Demand Registration which (subject to the provisions of this Section 2) the Company shall use its best efforts to keep effective for a period commencing on the effective date of such Demand Registration and ending on the earlier to occur of the date (i) which is 180 days from the effective date of such Demand Registration and (ii) on which all of the Registrable Common Stock covered by such Demand Registration has been sold. Such additional Demand Registration otherwise shall be subject to all of the provisions of this Agreement.

        3.    Piggyback Registrations.

          (a)  Right to Piggyback. Until the Final Date, whenever the Company proposes to register any of its common equity securities under the Securities Act (other than a registration statement on Form S-8 or on Form S-4 or any similar successor forms thereto), whether for its own account or for the account of one or more stockholders of the Company, and the registration form to be used may be used for any registration of Registrable Common Stock (a "Piggyback Registration"), the Company shall give prompt written notice (in any event within 10 business days after its receipt of notice of any exercise of other demand registration rights) to all Holders of its intention to effect such a registration and, subject to Sections 3(b) and 3(c), shall include in such registration all Registrable Common Stock with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company's notice. The Company may postpone or withdraw the filing or the effectiveness of a Piggyback Registration at any time in its sole discretion.

          (b)  Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering and/or that the number of shares of Registrable Common Stock proposed to be included in any such registration would adversely affect the price per share of the Company's equity securities to be sold in such offering, the Company shall include in such registration (i) first, the securities the Company proposes to sell, (ii) second, the Registrable Common Stock requested to be included therein by the Holders, pro rata among the Holders of such Registrable Common Stock on the basis of the number of shares requested to be registered by such Holders, and (iii) third, other securities requested to be included in such registration pro rata among the holders of such securities on the basis of the number of shares requested to be registered by such holders or as such holders may otherwise agree.

          (c)  Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of a holder of the Company's securities other than Registrable Common Stock, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering and/or that the number of shares of Registrable Common Stock proposed to be included in any such registration would adversely affect the price per share of the Company's equity securities to be sold in such offering, the Company shall include in such registration (i) first the securities requested to be included therein by the holders requesting such registration and the Registrable Common Stock requested to be included in such registration, pro rata among the holders of such securities on the basis of the number of shares requested to be registered by such holders, and (ii) second, other securities requested to be included in such registration pro rata among the holders of such securities on the basis of the number of shares requested to be registered by such holders or as such holders may otherwise agree.

          (d)  Selection of Underwriters. If any Piggyback Registration is an underwritten primary offering, the Company shall have the right to select the managing underwriter or underwriters to administer any such offering.

        4.    Shelf Registration.

        The Company shall, as soon as reasonably practicable following the Closing but in no event later than ten (10) Business Days following the Closing Date (as defined in the Purchase Agreement) (the "Filing Deadline Date"), file with the SEC a Registration Statement for the resale of the Registrable Common Stock in an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act (or any similar rule that may be adopted by the SEC) and permitting sales in ordinary course brokerage or dealer transactions not involving an underwritten offering and shall make its best efforts to have the Registration Statement declared effective no later than the 120th day following the Closing (as defined in the Purchase Agreement) (the "Effectiveness Deadline Date"). The registration of the Registrable Common Stock so effected by the Company pursuant to this Section is referred to herein as a "Shelf Registration." The Company shall keep the registration statement relating to the Shelf Registration effective for resales of Registrable Common Stock pursuant to Rule 415 (or any similar rule that may be adopted by the SEC) until such date as is the earlier of (i) the date on which all of the shares of Registrable Common Stock have been sold pursuant to an effective Registration Statement, and (ii) the first anniversary following the date hereof (in either case, the "Final Date"). In the event that the Shelf Registration is not filed with the SEC on or before the Filing Deadline Date, the Company shall pay the Holders, on a pro rata basis, as liquidated damages and not as a penalty, an amount equal to $142,857 per day for each day that the Company fails to make such filing. In the event that the Shelf Registration is not declared effective by the SEC on or prior to the Effectiveness Deadline Date, and for so long as such failure continues, the Company shall pay the Holders, on a pro rata basis, as liquidated damages and not as penalty, an amount equal to $35,714 per day for each day that the Shelf Registration is not declared effective.

        5.    Holdback Agreements.

        The Company agrees not to effect any sale or distribution of any of its equity securities during the 10 days prior to and during the 90 days beginning on the effective date of any underwritten Demand

Registration or any underwritten Piggyback Registration (except as part of such underwritten registration or pursuant to registrations on Form S-8 or S-4 or any successor forms thereto) unless the underwriters managing the offering otherwise agree to a shorter period.

        6.    Registration Procedures.

        Whenever the Company is required to register any Registrable Common Stock pursuant to this Agreement, the Company shall use its best efforts to effect the registration and the sale of such Registrable Common Stock in accordance with the intended methods of disposition thereof and the terms of this Agreement, and pursuant thereto the Company shall as expeditiously as possible and by using its best efforts:

          (a)  prepare and file with the SEC a Registration Statement with respect to such Registrable Common Stock and use its best efforts to cause such Registration Statement to become effective as soon as practicable thereafter; and before filing a Registration Statement or Prospectus or any amendments or supplements thereto, furnish to the Holders of Registrable Common Stock covered by such Registration Statement and the underwriter or underwriters, if any, copies of all such documents proposed to be filed, including documents incorporated by reference in the Prospectus and, if requested by such Holders, the exhibits incorporated by reference, and such Holders shall have the opportunity to object to any information pertaining to such Holders that is contained therein and the Company will make the corrections reasonably requested by such Holders with respect to such information prior to filing any Registration Statement or amendment thereto or any Prospectus or any supplement thereto;

          (b)  prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective during the periods it is required to remain effective under this Agreement or, if not otherwise required, for a period of not less than 180 days, in the case of a Demand Registration, or such shorter period as is necessary to complete the distribution of the securities covered by such Registration Statement and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the Holders thereof set forth in such Registration Statement;

          (c)  furnish to each Holder of Registrable Common Stock such number of copies of such Registration Statement, each amendment and supplement thereto, the Prospectus included in such Registration Statement (including each preliminary Prospectus) and such other documents as such Holder may reasonably request in order to facilitate the disposition of the Registrable Common Stock owned by such Holder;

          (d)  use its best efforts to register or qualify such Registrable Common Stock under such other securities or blue sky laws of such jurisdictions as any Holder reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in such jurisdictions of the Registrable Common Stock owned by such Holder (provided, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph (d), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

          (e)  notify each Holder of such Registrable Common Stock, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of any event as a result of which the Prospectus included in such Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such Holder, subject to the provisions hereof, the Company shall prepare a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of such Registrable Common Stock, such Prospectus shall not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

          (f)    in the case of an underwritten offering, enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the Holders of a majority of number of shares of the Registrable Common Stock being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Common Stock (but not including any "road-show" participation by management of the Company) and cause to be delivered to the underwriters and the Holders, if any, opinions of counsel to the Company in customary form, covering such matters as are customarily covered by opinions for an underwritten public offering as the underwriters may request and addressed to the underwriters and the Holders;

          (g)  make available, for reasonable inspection during normal business hours by any Holder of Registrable Common Stock, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by any such Holder or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such Holder, underwriter, attorney, accountant or agent in connection with such Registration Statement to enable such Holders and underwriters to fulfill their statutory responsibilities under the Securities Act; provided that the Company shall not be required to disclose any confidential information to any Holder until and unless the Holder shall have agreed to keep such information confidential and, if requested by the Company, the Holder shall have entered into a customary confidentiality agreement with the Company in form and substance reasonably satisfactory to the Company with respect thereto, it being understood that such confidentiality agreement shall provide that notwithstanding the confidentiality provisions contained therein the Registration Statement and Prospectus shall contain such information as shall be required under applicable securities laws;

          (h)  use its best efforts to cause all such Registrable Common Stock to be listed on each securities exchange on which securities of the same class issued by the Company are then listed or, if no such similar securities are then listed, on Nasdaq or a national securities exchange selected by the Company;

          (i)    provide a transfer agent and registrar for all such Registrable Common Stock not later than the effective date of such Registration Statement;

          (j)    if requested, use its reasonable efforts to cause to be delivered (i) at the Company's expense, in the case of any underwritten offering, at the time of pricing and at the time of delivery of any Registrable Common Stock sold pursuant thereto, and (ii) at such other times, at the expense of the Holders of the Registrable Common Stock so reasonably requesting, letters from the Company's independent certified public accountants addressed to each selling Holder (unless such selling Holder does not provide to such accountants the appropriate representation letter required by rules governing the accounting profession) and each underwriter, if any, stating that such accountants are independent public accountants within the meaning of the Securities Act and the applicable rules and regulations adopted by the SEC thereunder, and otherwise in customary form and covering such financial and accounting matters as are customarily covered by letters of the independent certified public accountants delivered in connection with primary or secondary underwritten public offerings, as the case may be;

          (k)  promptly notify each Holder of Registrable Common Stock and the underwriter or underwriters, if any:

              (i)  when the Registration Statement, any pre-effective amendment, the Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement has been filed and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective;

            (ii)  of any written request by the SEC for amendments or supplements to the Registration Statement or Prospectus;

            (iii)  of the notification to the Company by the SEC of its initiation of any proceeding with respect to the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement; and

            (iv)  of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Common Stock for sale under the applicable securities or blue sky laws of any jurisdiction.

        At all times after the Company has filed a registration statement with the SEC pursuant to the requirements of either the Securities Act or the Exchange Act, the Company shall file all reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, and take such further action as any Holders may reasonably request, all to the extent required to enable such Holders to be eligible to sell Registrable Common Stock pursuant to Rule 144 (or any similar rule then in effect).

        The Company may require each Holder of Registrable Common Stock as to which any registration is being effected to furnish to the Company any other information regarding such Holder and the distribution of such securities as the Company may from time to time reasonably request in writing.

        Each Holder agrees to furnish to the Company such information regarding such Holder, the Registrable Common Stock to be sold by such Holder and the intended method of disposition of such securities as shall be required to effect the registration of the Registrable Common Stock pursuant to a Registration Statement.

        Each Holder of Registrable Common Stock agrees by having its stock treated as Registrable Common Stock hereunder that, upon notice by the Company, which notice shall be provided by the Company after consultation with and based on the advice of special outside counsel to the Company (which counsel shall be experienced in securities law matters), (a) of any request by the SEC or any other federal or state governmental authority during the effectiveness of the Registration Statement for any amendment or supplement to a Registration Statement or related Prospectus or preliminary prospectus or for additional information, (b) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (c) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Common Stock for sale in any jurisdiction or the initiation of any proceeding for that purpose, (d) of the happening of any event as a result of which the Prospectus included in such Registration Statement contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein not misleading or (e) that the Prospectus is required, pursuant Rule 3-05 of Regulation S-X, to include separate financial statements of businesses acquired or to be acquired as a result of such businesses exceeding the condition of significance in the definition of significant subsidiary in Rule 1-02 at the 50% level (a "Suspension Notice"), such Holder will forthwith discontinue disposition of Registrable Common Stock until such Holder is advised in writing by the Company that the use of the Prospectus may be resumed and is furnished with a supplemented or amended Prospectus as contemplated by Section 6(e) hereof, and, if so directed by the Company, such Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Common Stock current at the time of receipt of such notice; provided, however, that such postponement of sales of Registrable Common Stock by the Holders shall not exceed ninety (90) days in the aggregate in any one year; provided that to the extent that an event occurred under (e) above and the Company has elected to rely on the occurrence of such event in providing the Suspension Notice, such period shall not exceed one hundred and twenty (120) days in the aggregate in any one year. If the Company shall give any notice to suspend the disposition of Registrable Common Stock pursuant to a Prospectus, the Company shall extend the period of time during which the Company is required to maintain the Registration Statement effective pursuant to this Agreement by the number of days in excess of thirty (30) days in the aggregate during the period from and including the date of the giving of such notice to and including the date such Holder either is advised by the Company that the use of the Prospectus may be resumed or receives the copies of the supplemented or amended Prospectus contemplated by Section 6(e). In any event, the Company shall not be entitled to deliver more than four (4) Suspension Notices in any one year.

        7.    Registration Expenses.

          (a)  All expenses incident to the Company's performance of or compliance with this Agreement, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, listing application fees, printing expenses, transfer agent's and registrar's fees, cost of distributing Prospectuses in preliminary and final form as well as any supplements thereto, and fees and disbursements of counsel for the Company and all independent certified public accountants and other Persons retained by the Company (all such expenses being herein called "Registration Expenses") (but not including any underwriting discounts or commissions attributable to the sale of Registrable Common Stock or fees and expenses of more than one counsel representing the Holders of Registrable Common Stock as provided in (b) below), shall be borne by the Company. In addition, the Company shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which they are to be listed.

          (b)  In connection with each registration initiated hereunder (whether a Demand Registration, Shelf Registration or a Piggyback Registration), the Company shall reimburse the Holders covered by such registration or sale for the reasonable fees and disbursements of one law firm chosen by the Holders of a majority of the number of shares of Registrable Common Stock included in such registration or sale but in no event shall the fees so reimbursable exceed $15,000.

          (c)  The obligation of the Company to bear the expenses described in Section 7(a) and to reimburse the Holders for the expenses described in Section 7(b) shall apply irrespective of whether a registration, once properly demanded, if applicable, becomes effective, is withdrawn or suspended, is converted to another form of registration and irrespective of when any of the foregoing shall occur; provided, however, that Registration Expenses for any Registration Statement withdrawn solely at the request of a Holder of Registrable Common Stock (unless withdrawn following postponement of filing by the Company in accordance with Section 2(d)(i) or (ii)) or any supplements or amendments to a Registration Statement or Prospectus resulting from a misstatement furnished to the Company by a Holder shall be borne by such Holder.

        8.    Indemnification.

          (a)  The Company shall indemnify, to the fullest extent permitted by law, each Holder, its officers, directors and Affiliates and each Person who controls such Holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses arising out of or based upon any untrue or alleged untrue statement of material fact contained in any Registration

  Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or any violation or alleged violation by the Company of the Securities Act, the Exchange Act or applicable "blue sky" laws, except insofar as (i) the same are made in reliance and in conformity with information relating to such Holder furnished in writing to the Company by such Holder expressly for use therein or caused by such Holder's failure to comply with its prospectus delivery requirements under applicable law, including the requirement to deliver to such Holder's immediate purchaser a copy of the Registration Statement, Prospectus or preliminary prospectus or any amendments or supplements thereto (if the same was required by applicable law to be so delivered) after the Company has furnished such Holder with a sufficient number of copies of the same as requested by such Holder in accordance with Section 6(c) hereof or (ii) (A) such untrue or alleged untrue statement, or omission or alleged omission is corrected in an amendment or supplement to the Prospectus delivered to the indemnified party prior to the sale of the Registrable Common Stock and such indemnified party thereafter failed to deliver such Prospectus as so amended or supplemented prior to or concurrently with the sale of the shares to the person asserting such loss, claim, damage, liability or expense arising out of or based upon an untrue statement or alleged untrue statement or omission or alleged omission in the Prospectus, or (B) such untrue statement or alleged untrue statement, omission or alleged omission is contained in a Prospectus which is the subject of a Suspension Notice and such indemnified party shall have breached its obligation to refrain from selling Registrable Common Stock pursuant to the last paragraph of Section 6. In connection with an underwritten offering, the Company shall indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Holders.

          (b)  In connection with any Registration Statement in which a Holder of Registrable Common Stock is participating, each such Holder shall furnish to the Company in writing such information as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and, shall indemnify, to the fullest extent permitted by law, the Company, its officers, directors Affiliates, and each Person who controls the Company (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses arising out of or based upon any untrue or alleged untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that the same are made in reliance and in conformity with information relating to such Holder furnished in writing to the Company by such Holder expressly for use therein or caused by such Holder's failure to deliver to such Holder's immediate purchaser a copy of the Registration Statement or Prospectus or any amendments or supplements thereto (if the same was required by applicable law to be so delivered) after the Company has furnished such Holder with a sufficient number of copies of the same, as provided in Section 6(c) hereof; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders and the liability of each such Holder shall be in proportion to and limited to the net amount received by such Holder from the sale of Registrable Common Stock pursuant to such Registration Statement.

          (c)  Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party there may be one or more legal or equitable defenses available to such indemnified party which are in addition to or may conflict with those available to another indemnified party with respect to such claim. Failure to give prompt written notice shall not release the indemnifying party from its obligations hereunder, except to the extent the indemnifying party is materially prejudiced thereby.

          (d)  The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities.

          (e)  If the indemnification provided for in or pursuant to this Section 8 is due in accordance with the terms hereof, but is held by a court to be unavailable or unenforceable in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified Person as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which result in such losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative fault of the indemnifying party on the one hand and of the indemnified Person on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, and by such party's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. In no event shall the liability of any selling Holder be greater in amount than the amount of net proceeds received by such Holder upon such sale or the amount for which such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided for under Section 8(a) or 8(b) hereof had been available under the circumstances.

        9.    Participation in Underwritten Registrations.

        No Person may participate in any registration hereunder which is underwritten unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (b) completes and executes all customary and reasonable questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

        10.    Rule 144.

        The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, and it will take such further action as any Holder may reasonably request to make available adequate current public information with respect to the Company meeting the current public information requirements of Rule 144(c) under the Securities Act, to the extent required to enable such Holder to sell Registrable Common Stock without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such information and requirements.

        11.    Holder to Sell in Compliance with Laws

        The Stockholder agrees, and every Holder shall be deemed to have agreed, that it will not effect any disposition of any shares of Registrable Common Stock, other than transactions exempt from the registration requirements of the Securities Act and "blue sky" law, except as contemplated in the applicable Registration Statement and that it will promptly notify the Company of any changes in the information set forth in the applicable Registration Statement regarding such Holder or its plan of distribution.

        12.    Miscellaneous.

          (a)  Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile or similar writing) and shall be given,

          If to the Company:

      Hilton Hotels Corporation
      9336 Civic Center Drive
      Beverly Hills, CA 90210
      Phone: (310) 278-4321
      Fax: (310) 278-7677
      Attention: General Counsel

          with copies to:

      Latham & Watkins
      633 West Fifth St., Suite 4000
      Los Angeles, CA 90071-2007
      Phone: (213) 485-1234
      Fax: (213) 891-8763
      Attention: Cynthia A. Rotell

          If to the Stockholders:

      Pan Global Partners
      c/o Starn O'Toole Marcus & Fisher
      737 Bishop Street, Suite 1740
      Honolulu, Hawaii 96813
      Phone: (808) 537-6100
      Fax: (808) 537-5434
      Attention: Duane R. Fisher, Esq.

        If to a transferee Holder, to the address of such Holder set forth in the transfer documentation provided to the Company;

          in each case with copies to:

      Robert M. Chilstrom, Esq.
      Skadden, Arps, Slate, Meagher & Flom LLP
      4 Times Square
      New York, NY 10036
      Phone: (212) 735-3000
      Fax: (212) 735-2000

or such other address or facsimile number as such party (or transferee) may hereafter specify for the purpose by notice to the other parties. Each such notice, request or other communication shall be effective (a) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section and the appropriate facsimile confirmation is received or (b) if given by any other means, when delivered at the address specified in this Section.

          (b)  No Waivers. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

          (c)  Certificate. Each certificate evidencing Transfer Restricted Securities will be imprinted with legends substantially in the following forms:

  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE APPLICABLE SECURITIES LAWS OF ANY STATE. SUCH SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND SHALL NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS THE PROPOSED DISPOSITION IS THE SUBJECT OF A CURRENTLY EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH ACT AND SUCH STATE SECURITIES LAWS IN CONNECTION WITH SUCH DISPOSITION.

  THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER, SALE AND HYPOTHECATION. A COMPLETE STATEMENT OF THE TERMS AND CONDITIONS GOVERNING SUCH RESTRICTIONS IS SET FORTH IN A REGISTRATION RIGHTS AGREEMENT, DATED AS OF MAY 1, 2002, A COPY OF WHICH IS ON FILE AT THE COMPANY'S PRINCIPAL OFFICE."

  In order to transfer Registrable Common Stock (other than pursuant to an effective Registration Statement), a Holder must furnish the Company with (i) a written opinion satisfactory to the Company in form and substance from counsel satisfactory to the Company by reason of experience to the effect that the holder may transfer the Registrable Common Stock as desired without registration under the Securities Act and (ii) a written undertaking executed by the desired transferee reasonably satisfactory to the Company in form and substance agreeing to be bound by the restrictions on transfer contained herein and the provisions of this Agreement.

          (d)  Expenses. Except as otherwise provided for herein or otherwise agreed to in writing by the parties, all costs and expenses incurred by the Company in connection with the preparation of this Agreement shall be paid by the Company.

          (e)  Successors and Assigns and Third Party Beneficiaries. Notwithstanding anything herein to the contrary, the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and transferees, it being understood that subsequent Holders of the Registrable Common Stock are intended third party beneficiaries hereof and shall be bound by all obligations of a Holder under this Agreement.

          (f)    Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York, without regard to principles of conflicts of law.

          (g)  Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in any federal or state court located in the County and State of New York, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 10(a) shall be deemed effective service of process on such party.

          (h)  Waiver of Jury Trial.

  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          (i)    Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          (j)    Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the transactions contemplated herein. No provision of this Agreement or any other agreement contemplated hereby is intended to confer on any Person other than the parties hereto any rights or remedies.

          (k)  Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

          (l)    Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

          (m)  Amendments. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the prior written consent of the holders of a majority of the Registrable Common Stock; provided, however, that without a Holder's written consent no such amendment, modification, supplement or waiver shall affect adversely such Holder's rights hereunder in a discriminatory manner inconsistent with its adverse effects on rights of other Holders hereunder (other than as reflected by the different number of shares held by such Holder); provided, further, that the consent or agreement of the Company shall be required with regard to any termination, amendment, modification or supplement of, or waivers or consents to departures from, the terms hereof, which affect the Company's obligations hereunder.

          (n)  Aggregation of Stock. All Registrable Common Stock held by or acquired by any Affiliates will be aggregated together for the purpose of determining the availability of any rights under this Agreement.

          (o)  Equitable Relief. The parties hereto agree that legal remedies may be inadequate to enforce the provisions of this Agreement and that equitable relief, including specific performance and injunctive relief, may be used to enforce the provisions of this Agreement.

          (p)  Limitations under Purchase Agreement not to Apply. For the avoidance of doubt, any limitations provided in the Purchase Agreement with respect to the right of the parties thereto to bring actions, including limitations on the period of time in which actions may be brought, the amount of damages or any other similar limitations thereunder shall not apply to the rights of the parties hereunder.

[Execution Page Follows]

          IN WITNESS WHEREOF, this Registration Rights Agreement has been duly executed by each of the parties hereto as of the date first written above.

PAN GLOBAL PARTNERS a Hawaii limited partnership
By:	PAN WAIKOLOA CORPORATION a Hawaii corporation Its: General Partner
By:	/s/ JUDY YEH
	Name:	Judy Yeh
	Title:	Secretary

HILTON HOTELS CORPORATION
By:	/s/ TED MIDDLETON
	Name:	Ted Middleton
	Title:	Senior Vice President

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REGISTRATION RIGHTS AGREEMENT by and between HILTON HOTELS CORPORATION and PAN GLOBAL PARTNERS
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